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                                                                     EXHIBIT 5.1



                             KELLY, HART & HALLMAN


                          (A PROFESSIONAL CORPORATION)


                          201 MAIN STREET, SUITE 2500


                            FORT WORTH, TEXAS 76102



                               September 17, 1996


Pier 1 Imports, Inc.
301 Commerce Street, Suite 600
Fort Worth, Texas 76102

     Re: Registration Statement on Form S-3

Gentlemen:


     This firm has acted as legal counsel to Pier 1 Imports, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") pertaining to the offering by the
Company of up to $86,250,000 principal amount of      % Convertible Subordinated
Notes due 2003 (the "Notes") of the Company and such presently indeterminable number of shares of Common Stock, par value $1.00 per share, of the Company into which the Notes will be convertible (the "Shares").


     In connection with this opinion, we have made the following assumptions:
(i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and if not originals are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

     Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     1. The Company was incorporated, exists and is in good standing under the laws of the State of Delaware.


     2. The issuance of the Notes and the Shares have been duly authorized and upon the due execution and delivery of the Indenture governing the Notes between the Company and Wells Fargo Bank (Texas), N.A., as Trustee (the "Indenture"), and the due execution, authentication and delivery of the Notes in accordance with the terms of the Indenture, against payment of the agreed consideration therefor in accordance with the Underwriting Agreement referred to in the Registration Statement, the Notes will be validly issued.



     3. Upon the due execution and delivery of the Indenture, and the due execution, authentication and delivery of the Notes in accordance with the terms of the Indenture, against payment of the agreed consideration therefor in accordance with the Underwriting Agreement referred to in the Registration Statement, the Notes will constitute enforceable obligations of the Company, except (a) as such enforceability is limited by applicable bankruptcy, insolvency, fraudulent conveyance and other debtor relief laws of general applicability and (b) that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.



     4. Upon conversion of the Notes in accordance with the terms thereof and of the Indenture, the Shares so issuable will be validly issued, fully paid and nonassessable.

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Pier 1 Imports, Inc.


September 17, 1996


Page 2


     This opinion is further limited and qualified in all respects as follows:


     For purposes of rendering the opinion set forth in numbered paragraph 1 above, we have relied solely upon a certificate of the Secretary of State of the State of Delaware dated September 13, 1996.



     This opinion is specifically limited to matters of the existing laws of the United States of America and the General Corporation Law of the State of Delaware; provided, however that the opinion in numbered paragraph 3 above is limited solely to the existing laws of the State of New York. Except as expressly stated in the foregoing sentence, we express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.


     This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

     This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent.

     This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                            Respectfully submitted,

                                            /s/  KELLY, HART & HALLMAN

                                            KELLY, HART & HALLMAN
                                            (a professional corporation)